UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF NEW YORK
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IN RE:  Cellular Products, Inc.                BK No. 94-13415K

                           Debtor              APPLICATION TO
                                               CHANGE NAME

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     The Debtor, for its Application, respectfully states as
follows:

     That the Order of this Court dated October 3, 1996 approved the Debtor's sale to Hemagen Diagnostics, Inc. of all of its assets, including all general intangibles, trade names, trademarks, etc. Since the sale includes the use of the name, Cellular Products, Inc., the Purchaser, wishes to proceed to file a Certificate of Incorporation using that name. Obviously, this may cause a problem with the New York Secretary of State and for that reason, the Debtor is making this Application for authority to allow its Board of Directors to change its name to CPI, Inc. which will then clear the records and allow the Purchaser to utilize the Cellular Products, Inc. name.

     WHEREFORE, the Debtor respectfully requests an Order allowing it to amend its corporate name, the new name being CPI, Inc.

DATED: October 9, 1996          AARON, DAUTCH, STERNBERG & LAWSON
                                Attorneys for Debtor

                                BY:  /s/ William E. Lawson
                                   ______________________________
                                     William E. Lawson
                                     500 Convention Tower
                                     Buffalo, NY 14202
                                     (716) 854-3015
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So Ordered,

DATED: October 23, 1996              Hon. Michael J. Kaplan
                                     ____________________________
                                       U.S. Bankruptcy Judge